Exhibit 99.1

Mercantile Bancorp, Inc. Announces Quarterly Cash Dividend, Establishment of Stock Repurchase Program and Issuance of Trust Preferred Securities

QUINCY, IL-- (BUSINESS WIRE)—August 17, 2005--The Board of Directors of Mercantile Bancorp, Inc. (AMEX: MBR) approved a quarterly cash dividend of 6 cents per share at its regular meeting on August 15.  The dividend is payable September 15, 2005 to stockholders of record at the close of business on September 1, 2005, according to Dan S. Dugan, Chairman, President and CEO.

Dugan also announced that Mercantile’s Board of Directors approved a Stock Repurchase Program authorizing the repurchase of up to 10%, or 196,368 shares of the Company’s common shares outstanding. Repurchases will be made from time to time as market and business conditions warrant, in the open market, through block purchases and in negotiated private transactions. The timing of repurchases will depend on certain factors, including but not limited to market conditions and prices, the Company’s liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes. The Company currently has 1,974,930 shares issued, 1,963,680 shares outstanding and 11,250 shares in treasury.

“With our strong capital level, we believe the repurchase of our stock is a prudent use of capital and builds value for our shareholders. Our stock repurchase program demonstrates the Board’s continuing faith and confidence in the Company’s performance and future,” said Dugan.

Also today, the Company announced that it is contemplating issuing $10.0 million of trust-preferred securities through a special purpose trust created for this purpose through Sandler O’Neill & Partners, L.P., pending Federal Reserve Bank approval. The trust preferred securities generally have a stated maturity of 30 years and are callable at par after five years. The securities will pay cash distributions at a per annum rate fixed for 10 years, and will then reset quarterly at the interest rate of three-month LIBOR plus 1.44%. The proceeds of the offering will be used to support the Company’s core growth, to purchase common stock under the stock repurchase program approved, and other general corporate purposes.

The trust preferred securities have not been and will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the trust preferred securities, which may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act of 1933, as amended.

Mercantile Bancorp, Inc. is a multi-state bank holding company headquartered in Quincy, Illinois.  At June 30, 2005, the Company managed total assets in excess of $1.08 billion, total loans over $810 million and total deposits over $898 million.  Through its majority-owned subsidiaries, consisting of 6 banks in Illinois, 2 banks in Missouri and 1 bank in Kansas, the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services, and asset management, and provides other financial services and products.  In addition, the Company has minority investments in 4 community banks in Missouri, Georgia and Florida. Further information is available on the Company’s website at www.mercbanx.com.

This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,”  “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “except,” “target” and similar expressions.  These forward-looking statements are subject to significant risks, assumptions and uncertainties. Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements.  The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

Questions regarding this information should be directed to Mr. Dugan at (217) 223-7300, or by e-mail at investor.relations@mercbanx.com

2